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                                                                    Exhibit 99.1

                             JOINT FILER INFORMATION


Name:                                  Patricia A. Parker

Address:                               A.C. Moore Arts & Crafts, Inc.
                                       130 A.C. Moore Drive
                                       Berlin, New Jersey 08009

Designated Filer:                      John E. Parker

Issuer & Ticker Symbol:                A.C. Moore Arts & Crafts, Inc. (ACMR)

Date of Event
Requiring Statement:                   May 2, 2005